31169963.3 FEDERAL SIGNAL CORPORATION CLAWBACK POLICY Effective: December 1, 2023 Introduction The Board of Directors (the “Board”) of Federal Signal Corporation, a Delaware corporation (the “Company”), believes that it is in the best interests of the Company and its stockholders to create and maintain a culture that emphasizes integrity and accountability and that reinforces the Company’s pay-for-performance compensation philosophy. The Board has therefore adopted this policy (the “Policy”) to provide for the recoupment of certain executive compensation in the event of an accounting restatement resulting from material noncompliance with financial reporting requirements under the federal securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period (“Accounting Restatement”). For the avoidance of doubt, this Policy constitutes “clawback provisions” for purposes of the Federal Signal Corporation 2015 Executive Incentive Compensation Plan, as amended, restated, modified or supplemented from time to time (the “Incentive Plan”), and the awards issued pursuant thereto. This Policy is designed to comply with Section 10D of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the listing standards of New York Stock Exchange LLC and its affiliates (collectively, the “NYSE”) or any other national securities exchange on which the Company’s securities are listed. Administration This Policy shall be administered by the Board or, if so designated by the Board, the Compensation & Benefits Committee (the “Committee”) of the Board, in which case references herein to the Board shall be deemed references to the Committee. Any determinations made by the Board shall be final and binding on all affected individuals. Covered Executives This Policy applies to the Company’s current and former executive officers (as determined by the Board in accordance with Section 10D of the Exchange Act, Rule 10D-1 thereunder and the listing standards of the NYSE or any other national securities exchange on which the Company’s securities are listed) and such other senior executives and employees who may from time to time be deemed subject to this Policy by the Board (each, a “Covered Executive” and collectively, “Covered Executives”). Recoupment; Accounting Restatement In the event the Company is required to prepare an Accounting Restatement, the Board will require reasonably prompt reimbursement or forfeiture of any excess Incentive-Based Compensation (as defined below) Received (as defined below) by any Covered Executive during the three (3) completed fiscal years immediately preceding the date on which the Company is required to prepare an Accounting Restatement, in addition to any transition period (that results from any change in the Company’s fiscal year) within or immediately following such three (3) completed fiscal years (the “Recoupment Amount”). The Recoupment Amount shall be computed without regard to any taxes paid by the Covered Executive with respect to such Incentive-Based Compensation. Incentive-Based Compensation is deemed “Received” in the Company’s fiscal period during which the Financial Reporting Measure (as defined below) specified in the Incentive-Based Compensation award is attained, even if the payment or grant of the Incentive- Based Compensation occurs after the end of that period. Incentive-Based Compensation For purposes of this Policy, “Incentive-Based Compensation” means any of the following; provided that such compensation is granted, earned, or vested based wholly or in part upon the attainment of a “Financial Reporting Measure” (as defined below): • Annual bonuses and other short- and long-term cash incentives; • Stock options; • Stock appreciation rights; • Restricted stock; • Restricted stock units; • Performance shares; • Performance share units; • Stock bonus awards; • Dividend equivalents; and • Performance compensation awards. Financial reporting measures mean (i) measures that are determined and presented in accordance with the accounting principles used in preparing the Company’s financial statements, and any measures that are derived wholly or in part from such measures (whether or not such measures are presented within the Company’s financial statements or included in a filing made with the U.S. Securities and Exchange Commission), (ii) stock price and (iii) total shareholder return. Financial reporting measures include, but are not limited to: • Earnings measures such as earnings per share; • Revenues; • Net income; • Earnings before interest, taxes, depreciation, and amortization (“EBITDA”); • EBITDA margin or growth; • Funds from operations; • Liquidity measures such as working capital or operating cash flow; • Return measures such as return on invested capital or return on assets; and

• Such other financial performance criteria as defined and set forth in the Incentive Plan or any successor plan. Excess Incentive-Based Compensation: Amount Subject to Recovery The Recoupment Amount shall be equal to the excess of the Incentive-Based Compensation Received by the Covered Executive over the Incentive-Based Compensation that would have been paid to the Covered Executive had it been based on the restated results, as determined by the Board. For Incentive-Based Compensation based on total shareholder return or Company stock price, where the Recoupment Amount is not subject to mathematical recalculation directly from the information in an Accounting Restatement, the Recoupment Amount will be based on a reasonable estimate by the Committee of the effect of the Accounting Restatement on the stock price or total shareholder return upon which the Incentive-Based Compensation was Received. The Company will maintain documentation of the determination of that reasonable estimate and provide such documentation to NYSE as required. Method of Recoupment The Board will determine, in its sole discretion, the method for recouping Incentive-Based Compensation hereunder which may include, without limitation: • requiring reimbursement of cash Incentive-Based Compensation previously paid; • seeking recovery of any gain realized on the vesting, exercise, settlement, sale, transfer, or other disposition of any equity-based awards; • offsetting the recouped amount from any compensation otherwise owed by the Company to the Covered Executive (to the extent permitted by applicable law); • cancelling outstanding vested or unvested equity awards; and/or • taking any other remedial and recovery action permitted by law, as determined by the Board. Determinations Final Any determination by the Board (or by any officer of the Company to whom enforcement authority has been delegated) with respect to this Policy shall be final, conclusive and binding on all interested parties. No Indemnification The Company shall not indemnify any Covered Executive against the loss of any incorrectly awarded Incentive-Based Compensation and shall not pay or reimburse any Covered Executive for the purchase of a third-party insurance policy to fund potential recovery obligations. Interpretation The Board is authorized to interpret and construe this Policy and to make all determinations necessary, appropriate, or advisable for the administration of this Policy. It is intended that this Policy be interpreted in a manner that is consistent with the requirements of Section 10D of the

Exchange Act and any applicable rules or standards adopted by the Securities and Exchange Commission, NYSE or any other national securities exchange on which the Company’s securities are listed (collectively, the “Applicable Rules”). Effective Date This Policy shall be effective as of the date first set forth above (the “Effective Date”) and shall apply to any Incentive-Based Compensation Received on or after October 2, 2023, that is or has been approved, awarded or granted to Covered Executives, whether prior to, on or after the Effective Date. Amendment; Termination; Applicable Rules The Board may amend or terminate this Policy from time to time in its discretion. This Policy shall be interpreted in a manner that is consistent with any Applicable Rule and shall otherwise be interpreted (including in the determination of amounts recoverable) in the business judgment of the Board. To the extent the Applicable Rules require recovery of Incentive-Based Compensation in additional circumstances beyond those specified in this Policy, nothing in this Policy shall be deemed to limit or restrict the right or obligation of the Company to recover Incentive-Based Compensation to the fullest extent required by the Applicable Rules. Other Recoupment Rights The Board may require that any employment agreement, equity award agreement, restricted stock award agreement, performance share unit award agreement, performance-based restricted stock unit award agreement, restricted stock unit award agreement or other similar agreement entered into on or after the Effective Date shall, as a condition to the grant of any benefit thereunder, require a Covered Executive to agree to abide by the terms of this Policy. Any right of recoupment under this Policy is in addition to, and not in lieu of, any other remedies or rights of recoupment that may be available to the Company pursuant to the terms of any similar policy in any compensation plan or policy, employment agreement, equity award agreement, restricted stock award agreement, performance share unit award agreement, performance-based restricted stock unit award agreement, restricted stock unit award agreement or other similar agreement or instrument, and any other legal remedies available to the Company. Impracticability Notwithstanding anything contained herein to the contrary, the Board shall recover excess Incentive-Based Compensation in accordance with this Policy unless such recovery would be impracticable, as determined by the Board in accordance with the Applicable Rules. Successors This Policy shall be binding and enforceable against all Covered Executives and their beneficiaries, heirs, executors, administrators or other legal representatives.